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INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-19605 of Hartford Life Insurance Company Separate Account Two on Form N-4, of our report dated February 19, 2003 of Hartford Life Insurance Company relating to the financial statements as of and for the year ended December 31, 2002, 2001 and 2000, and of our report dated February 21, 2003 of Hartford Life Insurance Company Separate Account Two relating to the financial statements as of and for the year ended December 31, 2002, appearing in the Statement of Additional Information in Post-Effective Amendment No. 11 to Registration Statement No. 333-19605 of Hartford Life Insurance Company Separate Account Two, on Form N-4, filed on October 8, 2003.

Deloitte & Touche LLP
Hartford, Connecticut
October 20, 2003